EXHIBIT 99.1

Ainos Announces US$3 Million Convertible Notes Private Placement

SAN DIEGO, CA / ACCESSWIRE / March 13, 2023 / Ainos, Inc. (NASDAQ: AIMD, AIMDW) ("Ainos", or the "Company"), a diversified medtech company focused on the development of novel point-of-care testing, low-dose interferon therapeutics, and synthetic RNA-driven preventative medicine, today announced that it has entered into two convertible note purchase agreements, under which the Company has issued and sold two convertible promissory notes (the “Notes”) in a principal amount of US$3 million to certain investors.

The Notes will mature in two years following the issuance, bearing interest at the rate of 6% per annum. At any time after the issuance and before the maturity date, the Notes are convertible into the common shares of the Company (the “Common Shares”). The conversion price is US$1.50 per Common Share, subject to adjustment as set forth in the Notes. Unless previously converted, the Company shall repay the outstanding principal amount plus all accrued but unpaid interest on the maturity date. The Note shall be an unsecured general obligation of the Company. Additional information regarding the private placement and the Notes will be included in a Form 8-K to be furnished to the U.S. Securities and Exchange Commission by the Company.

Chun-Hsien Tsai, Ainos' Chairman of the Board, President, and Chief Executive Officer, commented, “We would like to thank our new investors for their recognition of our strong growth potential. This transaction bolsters our financial position and provides us with additional capital as we advance the monetization of our innovative product pipeline.”

This note and the underlying securities represented hereby have not been registered under the United States Securities Act of 1933, as amended (the “Act”), or under any other securities laws. The note and the securities represented hereby are being offered pursuant to a safe harbor from registration under Regulation S promulgated under the Act. Accordingly, the Notes and the underlying securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Ainos, Inc.

Headquartered in San Diego, California, Ainos, Inc. (f/k/a Amarillo Biosciences, Inc.) is a diversified medtech company engaged in developing innovative medical technologies for point-of-care testing and safe and novel medical treatment for a broad range of disease indications. In addition to its proprietary therapeutics using low-dose non-injectable interferon, Ainos has also expanded its product portfolio to include Volatile Organic Compounds (VOC) and COVID-19 POCTs.

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Forward-Looking Statements

This press release contains "forward-looking statements" about Ainos within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict," "project," "target," "future," "likely," "strategy," "foresee," "may," "guidance," "potential," "outlook," "forecast," "should," "will" or other similar words or phrases. Similarly, statements that describe the Company's objectives, plans or goals are, or may be, forward-looking statements. Forward-looking statements are based only on the Company's current beliefs, expectations, and assumptions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. The Company's actual results may differ materially from those indicated in the forward-looking statements.

Important factors that could cause the Company's actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release include, among others, the cost of production and sales potential of the planned drug treatments announced in this press release; the Company's dependence on revenues from the sale of COVID-19 test kits; the Company's limited cash and history of losses; the Company's ability to achieve profitability; the Company's ability to raise additional capital to continue the Company's product development; the ability to accurately predict the future operating results of the Company; the ability to advance Ainos' current or future product candidates through clinical trials, obtain marketing approval and ultimately commercialize any product candidates the Company develops; the ability to obtain and maintain regulatory approval of Ainos product candidates; delays in completing the development and commercialization of the Company's current and future product candidates, which could result in increased costs to the Company, delay or limit the ability to generate revenue and adversely affect the business, financial condition, results of operations and prospects of the Company; intense competition and rapidly advancing technology in the Company's industry that may outpace its technology; customer demand for the products and services the Company develops; the impact of competitive or alternative products, technologies and pricing; disruption in research and development facilities; lawsuits and other claims by third parties or investigations by various regulatory agencies governing the Company's operations; potential cybersecurity attacks; increased requirements and costs related to cybersecurity; the Company's ability to realize the benefits of third party licensing agreements; the Company's ability to obtain and maintain intellectual property protection for Ainos product candidates; compliance with applicable laws, regulations and tariffs; and the Company's success in managing the growth. A more complete description of these risk factors and others is included in the "Risk Factors" section of Ainos' most recent Annual Report on Form 10-K/A and other reports filed with the U.S. Securities and Exchange Commission, many of which risks are beyond the Company's control. In addition to the risks described above and in the Company's Form 10-K/A, other unknown or unpredictable factors also could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this press release.

The forward-looking statements made in this press release are expressly qualified in their entirety by the foregoing cautionary statements. Ainos undertakes no obligation to, and expressly disclaims any such obligation to, publicly update or revise any forward-looking statement to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

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Investor Relations Contact

ICR, LLC

Robin Yang

Tel: +1 646-224-6971

Email: Ainos.IR@icrinc.com

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